EXHIBIT 3(c)

                            ARTICLES OF AMENDMENT
                                    TO THE
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                        FLORIDA POWER & LIGHT COMPANY

        These Articles of Amendment to the Restated Articles of
Incorporation, as amended, of Florida Power & Light Company, were adopted by the Board of Directors of Florida Power & Light Company on May 11, 1992, and no shareholder action was required in accordance with
Section 607.0631 of the Florida Business Corporation Act.

                                      I.

        The name of the Corporation is Florida Power & Light Company.

                                     II.

        The reduction in the number of authorized shares is 685,000 shares of Preferred Stock, par value of $100 per share, which shares are itemized under the following series:

        500,000 shares of 9.25% Preferred Stock, Series H, par value of $100 per share;

        75,000 shares of 10.08% Preferred Stock, Series J, par value of $100 per share;

        45,000 shares of 8.70% Preferred Stock, Series M, par value of $100 per share; and

        65,000 shares of 11.32% Preferred Stock, Series O, par value of $100 per share.

                                     III.

        After giving effect to such reduction of shares, the total number of shares which the Corporation is authorized to issue, itemized by class and series, is as follows:

        (1)    100,000 shares of 4 1/2% Preferred Stock, par value of
$100 per share;

        (2) 50,000 shares of 4 1/2% Preferred Stock, Series A, par value of $100 per share;

        (3) 17,692,000 shares of Preferred Stock, par value of $100 per share, which shares are further classified as follows:

           (a) 50,000 shares of 4 1/2% Preferred Stock, Series B;
           (b) 62,500 shares of 4 1/2% Preferred Stock, Series C;
           (c) 50,000 shares of 4.32% Preferred Stock, Series D;
           (d) 50,000 shares of 4.35% Preferred Stock, Series E;
           (e) 600,000 shares of 7.28% Preferred Stock, Series F;
           (f) 400,000 shares of 7.40% Preferred Stock, Series G;
           (g) 37,500 shares of 10.08% Preferred Stock, Series J;
           (h) 750,000 shares of 8.70% Preferred Stock, Series K;
           (i) 500,000 shares of 8.84% Preferred Stock, Series L;
           (j) 302,000 shares of 8.70% Preferred Stock, Series M;
           (k) 65,000 shares of 11.32% Preferred Stock, Series O;
           (l) 350,000 shares of 8.50% Preferred Stock, Series P;
           (m) 500,000 shares of 6.84% Preferred Stock, Series Q;
           (n) 500,000 shares of 8.625% Preferred Stock, Series R;
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           (o) 13,475,000 shares of Preferred Stock without
               serial designation;

        (4) 10,000,000 shares of Preferred Stock without par value (No Par Preferred Stock), which shares are further classified as follows:

           (a) 5,000,000 shares of $2.00 No Par Preferred Stock,
               Series A (Involuntary Liquidation Value $25 Per Share);
           (b) 5,000,000 shares of No Par Preferred Stock without serial designation;

        (5) 5,000,000 shares of Subordinated Preferred Stock without par value; and

        (6)    1,000 shares of Common Stock without par value.


Dated:  May 11, 1992                       FLORIDA POWER & LIGHT COMPANY


                                           By:     K. MICHAEL DAVIS
                                              K. Michael Davis, Vice
                                              President, Accounting,
                                              Controller, and
                                              Chief Accounting Officer